Exhibit 32.2

ACCERIS COMMUNICATIONS INC.

OFFICER’S CERTIFICATION
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)

November 11, 2004

     The undersigned Gary M. Clifford, duly appointed and incumbent officer of Acceris Communications Inc., a Florida corporation (the “Corporation”), in connection with the Corporation’s Quarterly Report on Form 10-Q for the three month period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), does hereby represent, warrant and certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, that, to the best of his knowledge:

1.	The Report is in full compliance with reporting requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and 2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Corporation.

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Corporation.

/s/ Gary M. Clifford Gary M. Clifford
Chief Financial Officer and Vice President of Finance